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                                                                      EXHIBIT 23



                         CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to the Amended and Restated (1994) Stock Option Plan, Directors' Stock Option Plan and Stock Purchase Plan of Transcisco Industries, Inc., and to the incorporation by reference therein of our report dated February 14, 1994, with respect to the consolidated financial statements and schedules of Transcisco Industries, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1993, filed with the Securities and Exchange Commission.




                                             Ernst & Young




San Francisco, California
March 29, 1995


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